Exhibit 31.3
CERTIFICATIONS

I, William J. Smead, certify that:

1.           I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of American Patriot Financial Group, Inc.

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 16, 2009	Signature:	/s/ William J. Smead
William J. Smead
Interim Chief Executive Officer